UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2022, ProMIS Neurosciences Inc. (the “Company”) entered into Unit Purchase Agreements (the “Unit Purchase Agreements”) with selected investors that qualify as “accredited investors” (the “PIPE Investors”), as defined in Rule 501(a) of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), for the purpose of raising a minimum of $5.00 million, and up to a maximum of $7.47 million, in gross proceeds for the Company (the “Offering”). Pursuant to the terms of the Unit Purchase Agreements, the Company agreed to sell to PIPE Investors in the Offering, a minimum of 925,926, and up to a maximum of 1,383,755, Units (the “Units”), each consisting of one of the Company’s common shares, no par value (the “Common Shares”), and one-quarter of one warrant to purchase one Common Share (the “Warrants”). The purchase price for each Unit was $5.40 per Unit. The Warrants have an exercise price of $7.50 per whole Warrant, are exercisable beginning on the calendar date following the six month anniversary of the date of issuance and will expire five years from the date when first exercisable. The closing of the sales of the Units pursuant to the Unit Purchase Agreements occurred on October 11, 2022. The gross proceeds to the Company from the Offering are approximately $7.47 million before deducting placement agent fees and other offering expenses.

In connection with the Unit Purchase Agreements, the Company entered into Registration Rights Agreements with each of the PIPE Investors (the “Registration Rights Agreements”), pursuant to which the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act, covering the resale of the Common Shares issued to the PIPE Investors under the Unit Purchase Agreements, together with the Common Shares issuable upon exercise of the Warrants (the “Warrant Shares”). The Company is required to have the Registration Statement declared effective by the SEC within 45 days after the date of the final closing of the Offering (or 90 days in the event the SEC notifies the Company in writing that it will conduct a review of the Registration Statement).

Ceros Financial Services, Inc. (“Ceros”) acted as exclusive placement agent for the Offering, pursuant to an Amended and Restated Placement Agent Agreement with the Company, dated as of September 22, 2022 (the “Placement Agent Agreement”), as amended October 5, 2022 (“Amendment No. 1”). Upon closing of the Offering, the Company paid Ceros a cash fee equal to 8% of the gross proceeds raised in the Offering and warrants (the “Placement Agent Warrants”) to purchase 69,188 Common Shares (the “Placement Agent Warrant Shares”) at an exercise price equal to $6.10 per Common Share, such Placement Agent Warrants being exercisable beginning on the calendar date following the six month anniversary of the date of issuance and will expire five years from the date they first become exercisable. The Company also agreed to reimburse Ceros up to $80,000 for certain reasonable out-of-pocket expenses incurred in connection with the Offering and pay a cash fee if, during the 12 months following the earlier of the final closing or the termination of the Offering, the Company signs a definitive agreement with respect to an investment by any Ceros Investors (as defined in the Placement Agent Agreement) or consummates any investment with any Ceros Investors.

The foregoing descriptions of the material terms of the Unit Purchase Agreements, the Placement Agent Agreement, Amendment No. 1, the Warrants, the Placement Agent Warrants, and the Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the Form of Unit Purchase Agreement, the Placement Agent Agreement, Amendment No. 1, the Form of Warrant, the Form of Placement Agent Warrant and the Form of Registration Rights Agreement, copies of which are filed as Exhibits 10.50, 1.1, 1.2, 4.2, 4.3 and 10.51, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Offering is hereby incorporated by reference into this Item 3.02. The Units, Common Shares, Warrants, Warrant Shares, Placement Agent Warrants, and Placement Agent Warrant Shares are being sold and/or issued without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506(b) of Regulation D promulgated thereunder as well as available exemptions under applicable state securities laws.

Item 8.01	Other Information.

On October 12, 2022, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Amended and Restated Placement Agent Agreement, dated September 22, 2022, by and between ProMIS Neurosciences Inc. and Ceros Financial Services, Inc.
1.2	Amendment No. 1 to Amended and Restated Placement Agent Agreement, dated October 5, 2022 by and between ProMIS Neurosciences Inc. and Ceros Financial Services, Inc.
4.2	Form of Warrant
4.3	Form of Placement Agent Warrant
10.50	Form of Unit Purchase Agreement
10.51	Form of Registration Rights Agreement
99.1	Press Release dated October 12, 2022
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: October 17, 2022	By:	/s/ Gail Farfel
Name: Gail Farfel, Ph.D.
Title: Chief Executive Officer